EXHIBIT 32.1

Certification of Principal Executive Officer pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Ruth’s Hospitality Group, Inc. for the quarter ended June 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Executive Vice President and President of Ruth’s Hospitality Group, Inc., certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ruth’s Hospitality Group, Inc.

Date: August 6, 2008

By:	/s/ Geoffrey D. K. Stiles
Geoffrey D. K. Stiles Executive Vice President and President of Ruth’s Chris Steak House, Inc.

A signed original of this written statement required by Section 906 has been provided to Ruth’s Hospitality Group, Inc. and will be retained by Ruth’s Hospitality Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.